Exhibit 10.37

                                    ADDENDUM
                                       TO
                          COMMON STOCK PURCHASE WARRANT
                             DATED DECEMBER 30, 2005

      This Addendum is executed by DataMetrics Corporation (the "Company") to confirm certain terms with respect to the Common Stock Purchase Warrant dated December 30, 2005 (the "Warrant") issued to SG DMTI CAPITAL LLC ("SGDMTI").

      WHEREAS, on December 30, 2005, as part or a restructuring of the Company's capital structure and a financing by SGDMTI, the Company issued SGDMTI the Warrant; and

      WHEREAS, the Warrant was exercisable to purchase 386,314,860 shares of the Company's Common Stock, constituting 50 per cent of the Company's then outstanding shares of Common Stock on a fully diluted basis, on or before December 30, 2015 at an exercise price of $.01 per share, which exercise price represented the par value per share of the Company's Common Stock, and

      WHEREAS, stockholders owning a majority of the Company's then outstanding shares of Common Stock approved a one-for-30 reverse stock split (the "Reverse Stock Split") of the Company on December 28, 2005, but such Reverse Stock Split had not become effective as of the issuance of the Warrant as the Company was required to distribute an information statement to the holders of its Common Stock; and

      WHEREAS, the intent of the Company and SGDMTI as of the date of execution of the Warrant, was that upon the effectiveness of the Reverse Stock Split, the Warrant would be exercisable to purchase 12,877,162 shares of Common Stock for $.01 per share, and

      WHEREAS, the Reverse Stock Split became effective on April 11, 2006, NOW, THEREFORE, the Company hereby confirms that

1. For value received and to accurately reflect the intent of the parties as of the date of the execution of the Warrant, SG DMTI CAPITAL LLC or any subsequent holder of the Warrant (the "Holder"), is entitled, subject to the terms set forth in the Warrant, to purchase from the Corporation from time to time at or before 5:00 p.m. New York City time on December 30, 2015 that number of fully paid and nonassessable shares of Common Stock (the "Warrant Shares"), with a par value of $0.01 per share, of the Corporation as is equal to the Warrant Number (as hereinafter defined), at a purchase price per share of $0.01 (the "Purchase Price").


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2.    The "Warrant Number" shall mean the number of shares of Common Stock of the Company for which the Warrant may be exercised, which initially is 12,877,162 and is subject to adjustment as provided thereof.

3.    The terms of the Warrant are otherwise unchanged.

4. Capitalized terms not otherwise defined in this Addendum shall have the meanings ascribed to them in the Warrant. The undersigned, on behalf of the Company, has executed this Addendum as of February 8, 2007.


                                                     DATAMETRICS CORPORATION

                                                     By: Daniel Bertram

                                                        Daniel Bertram,
                                                        Chief Executive Officer